UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JULY 15, 2020

NOTICE OF CHANGE OF LOCATION

This Notice of Change of Location relates to and supplements the 2020 Notice of Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”) of Genco Shipping & Trading Limited (the “Company”), filed with the Securities and Exchange Commission on June 5, 2020 and subsequently mailed or made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2020 annual meeting of shareholders (the “Annual Meeting”) to be held on Wednesday, July 15, 2020.

On June 25, 2020, the Company issued the attached press release related to a change to the location of the Annual Meeting. As described below, the Annual Meeting will now be held at Ink 48 Hotel, 653 Eleventh Avenue, New York, NY 10036.

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

GENCO SHIPPING & TRADING LIMITED ANNOUNCES
 CHANGE OF LOCATION FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

New York, New York – June 25, 2020 – Genco Shipping & Trading Limited (NYSE:GNK) (“Genco” or the “Company”) today announced that it has changed the location of its 2020 Annual Meeting of Shareholders to be held at 10:00 a.m. on Wednesday, July 15, 2020.  The new location of the meeting is Ink 48 Hotel, 653 Eleventh Avenue, New York, NY 10036.  Due to the coronavirus pandemic, the previously announced location for the meeting is not expected to be available.

As described in the proxy materials for the Annual Meeting distributed beginning on June 5, 2020, shareholders at the close of business on the record date, May 22, 2020, are entitled to attend the Annual Meeting.

The proxy card and voting instruction form included with previously-distributed proxy materials will not be updated to reflect the change of the meeting location but may nevertheless be used to vote shares in connection with the Annual Meeting. Whether or not shareholders plan to attend the Annual Meeting, the Company urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. Shareholders who have already sent in proxies, or submitted their proxies via telephone or internet, do not need to take any further action.

For additional information regarding the Annual Meeting, please refer to the Company’s proxy materials filed with the Securities and Exchange Commission, including the Company’s definitive proxy statement filed on June 5, 2020.

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited transports iron ore, coal, grain, steel products and other drybulk cargoes along worldwide shipping routes. As of June 25, 2020, Genco Shipping & Trading Limited’s fleet consists of 17 Capesize, six Ultramax, 20 Supramax and 10 Handysize vessels with an aggregate capacity of approximately 4,837,000 dwt and an average age of 10.0 years.